Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:

Artivion	Gilmartin Group LLC
D. Ashley Lee	Brian Johnston / Lynn Lewis
Executive Vice President &	Phone: 332-895-3222
Chief Financial Officer	investors@artivion.com
Phone: 770-419-3355

Artivion Reports First Quarter 2023 Financial Results

First Quarter and Recent Business Highlights:

•Achieved revenue of $83.2 million in the first quarter of 2023 versus $77.2 million in the first quarter of 2022, an increase of 8% on a GAAP basis and an increase of 10% on a non-GAAP constant currency basis
•On-X revenues increased 23% on a GAAP basis and 24% on a non-GAAP constant currency basis in the first quarter of 2023 compared to the first quarter of 2022
•Aortic stent graft revenues increased 3% on a GAAP basis and 8% on a non-GAAP constant currency basis in the first quarter of 2023 compared to the first quarter of 2022
•Received notice from the FDA that the PerClot PMA is approvable subject to finalization of the Establishment Inspection Report (EIR) for our recent pre-approval inspection

ATLANTA, GA – (May 4, 2023) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced its financial results for the first quarter ended March 31, 2023.

“I am pleased with our first quarter results, as we delivered constant currency revenue growth of 10% year-over-year and remain on track to achieve or exceed the revenue and EBITDA growth targets for 2023 and beyond that we outlined last year. Our strong performance was driven by year-over-year On-X revenue growth of 24% and aortic stent graft revenue growth of 8%, with BioGlue also growing 8%, and tissue processing revenue growing 7%, all on a constant currency basis. We also saw Asia Pacific and Latin American revenue grow 18% and 34%, respectively, on a constant currency basis compared to last year,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin added, “In addition to our strong financial performance, we recently received an Approvable Letter from the FDA for the PerClot PMA and expect approval after the report for our recent pre-approval inspection is finalized. Following this approval, we will receive a $14.3 million dollar milestone payment, net of amounts owed to our former partner, and begin shipping revenue generating PerClot product to Baxter. Meanwhile, our recent hires at our German manufacturing facility continue to ramp up their productivity, better positioning the Company to meet the robust demand for our stent grafts. We are also pleased to report that patient enrollment for the PERSEVERE trial evaluating AMDS, a simple, elegant stent graft solution to treat aortic arch disease, remains on track. Finally, we remain confident in our ability to grow our total addressable market by developing our pipeline and expanding our presence into new markets and within our existing markets.”

Mr. Mackin concluded, “We believe we remain well on track to meet our 2024 year-end commitments to deliver double-digit compounded annual constant currency revenue growth and achieve adjusted EBITDA in excess of $75.0 million.”

First Quarter 2023 Financial Results
Total revenues for the first quarter of 2023 were $83.2 million, an increase of 8% on a GAAP basis and an increase of 10% on a non-GAAP constant currency basis, both compared to the first quarter of 2022.

Net loss for the first quarter of 2023 was ($13.5) million, or ($0.33) per fully diluted common share, compared to net loss of ($3.4) million, or ($0.08) per fully diluted common share for the first quarter of 2022. Net loss for the first quarter of 2023 includes a pretax charge of $4.8 million related to contingent consideration for the acquisition of AMDS. Non-GAAP net income for the first quarter of 2023 was $769,000, or $0.02 per fully diluted common share, compared to non-GAAP net income of $1.1 million, or $0.03 per fully diluted common share for the first quarter of 2022.

2023 Financial Outlook
Artivion is raising its revenue guidance range and now expects constant currency revenue growth of between 9% and 12%, compared to the previous range of between 8% and 12%, for the full year 2023 compared to 2022. The Company expects revenues to be in a range of between $337.0 million and $348.0 million, compared to the previous range of between $331.0 million and $343.0 million.

Additionally, Artivion expects adjusted EBITDA, as reported, to increase greater than 25% in 2023 compared to 2022, resulting in adjusted EBITDA in excess of $52.0 million in 2023, compared to its previous guidance of adjusted EBITDA in excess of $50.0 million.

The Company's financial performance for 2023 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, non-GAAP EBITDA, and non-GAAP general, administrative, and marketing expenses. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company's non-GAAP revenues are adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income; non-GAAP EBITDA; and non-GAAP general, administrative, and marketing results exclude (as applicable) depreciation and amortization expense; interest income and expense; stock-based compensation expense; loss or gain on foreign currency revaluation; clinical trial termination expense; income tax expense or benefit; corporate rebranding expense; business development, integration, and severance income or expense; non-cash interest expense; and gain from sale of non-financial assets. The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions; the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines; and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense. The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.”

Webcast and Conference Call Information
The Company will hold a teleconference call and live webcast later today, May 4, 2023, at 4:30 p.m. ET to discuss the results, followed by a question and answer session. To participate in the conference call dial 862-298-0702 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13737780.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc. is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.artivion.com.

Forward Looking Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our beliefs that we will be better positioned to meet the robust demand for our stent grafts by the enhanced productivity of our larger German production staff; we remain confident in our ability to grow our total addressable market by developing our pipeline and expanding our presence into new markets and within our existing markets; and we remain well on track to meet our 2024 year-end commitments to deliver double-digit compounded annual constant currency revenue growth and achieve adjusted EBITDA in excess of $75.0 million.” These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations, including that the benefits anticipated from the Ascyrus Medical LLC transaction and Endospan agreements may not be achieved at all or at the levels we had originally anticipated; the benefits anticipated from our clinical trials may not be achieved or achieved on our anticipated timeline; our products may not be able to consistently retain their existing regulatory approvals or special regulatory approvals in order to be commercialized; products in our pipeline may not receive regulatory approval at all or receive regulatory approval on our anticipated timelines; our products that obtain regulatory approval may not be adopted by the market as much as we anticipate or at all; and the continued effects of pandemics, including COVID-19 and new COVID-19 variants, and continued hospital staffing shortages could adversely impact our results. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2022 and our Form 10-Q for the quarter ended March 31, 2023. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Products	$62,291	$57,542
Preservation services	20,938	19,671
Total revenues	83,229	77,213

Cost of products and preservation services:
Products	19,533	17,408
Preservation services	9,969	9,086
Total cost of products and preservation services	29,502	26,494

Gross margin	53,727	50,719

Operating expenses:
General, administrative, and marketing	50,365	38,955
Research and development	7,223	10,128
Total operating expenses	57,588	49,083

Operating (loss) income	(3,861)	1,636

Interest expense	6,096	3,948
Interest income	(75)	(16)
Other (income) expense, net	(963)	133

Loss before income taxes	(8,919)	(2,429)
Income tax expense	4,613	960

Net loss	$(13,532)	$(3,389)

Loss per share:
Basic	$(0.33)	$(0.08)
Diluted	$(0.33)	$(0.08)

Weighted-average common shares outstanding:
Basic	40,432	39,850
Diluted	40,432	39,850

Net loss	$(13,532)	$(3,389)
Other comprehensive loss:
Foreign currency translation adjustments	3,616	(3,775)
Comprehensive loss	$(9,916)	$(7,164)

Artivion, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,773	$39,351
Trade receivables, net	62,760	61,820
Other receivables	3,952	7,764
Inventories, net	76,273	74,478
Deferred preservation costs, net	47,415	46,371
Prepaid expenses and other	19,508	17,550
Total current assets	240,681	247,334

Goodwill	245,648	243,631
Acquired technology, net	149,833	151,263
Operating lease right-of-use assets, net	41,473	41,859
Property and equipment, net	38,716	38,674
Other intangibles, net	30,807	31,384
Deferred income taxes	2,373	1,314
Other assets	7,542	7,339
Total assets	$757,073	$762,798

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,473	$12,004
Accrued expenses	9,678	12,374
Accrued compensation	9,028	13,810
Taxes payable	6,911	2,635
Current maturities of operating leases	3,398	3,308
Accrued procurement fees	2,155	2,111
Current portion of long-term debt	1,620	1,608
Other liabilities	1,698	1,825
Total current liabilities	43,961	49,675

Long-term debt	306,279	306,499
Contingent consideration	45,200	40,400
Non-current maturities of operating leases	40,774	41,257
Deferred income taxes	23,826	24,499
Deferred compensation liability	6,127	5,468
Non-current finance lease obligation	3,582	3,644
Other liabilities	7,407	7,027
Total liabilities	$477,156	$478,469

Commitments and contingencies

Shareholders' equity:
Preferred stock	—	—
Common stock (75,000 shares authorized, 42,366 and 41,830 shares issued and outstanding in 2023 and 2022, respectively)	424	418
Additional paid-in capital	342,883	337,385
Retained deficit	(30,749)	(17,217)
Accumulated other comprehensive loss	(17,993)	(21,609)
Treasury stock, at cost, 1,487 shares as of March 31, 2023 and December 31, 2022	(14,648)	(14,648)
Total shareholders' equity	279,917	284,329

Total liabilities and shareholders' equity	$757,073	$762,798

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
In Thousands
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net cash flows from operating activities:
Net loss	$(13,532)	$(3,389)

Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	5,734	5,881
Change in fair value of contingent consideration	4,800	(1,800)
Non-cash compensation	3,341	3,166
Non-cash lease expense	1,802	1,920
Write-down of inventories and deferred preservation costs	1,123	989
Deferred income taxes	(2,167)	(2,966)
Other	754	496
Changes in operating assets and liabilities:
Receivables	3,540	(1,710)
Prepaid expenses and other assets	(2,014)	1,494
Inventories and deferred preservation costs	(3,222)	(1,359)
Accounts payable, accrued expenses, and other liabilities	(6,313)	(3,320)
Net cash flows used in operating activities	(6,154)	(598)

Net cash flows from investing activities:
Capital expenditures	(2,238)	(2,239)
Acquisition of intangible assets	(605)	(469)
Net cash flows used in investing activities	(2,843)	(2,708)

Net cash flows from financing activities:
Proceeds from exercise of stock options and issuance of common stock	2,581	2,318
Redemption and repurchase of stock to cover tax withholdings	(590)	(1,730)
Repayment of term loan	(690)	(694)
Other	(130)	(129)
Net cash flows provided by (used in) financing activities	1,171	(235)

Effect of exchange rate changes on cash and cash equivalents	(752)	(61)
Decrease in cash and cash equivalents	(8,578)	(3,602)

Cash and cash equivalents beginning of period	39,351	55,010
Cash and cash equivalents end of period	$30,773	$51,408

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Products:
Aortic stent grafts	$26,150	$25,506
On-X	17,656	14,371
Surgical sealants	16,703	15,681
Other	1,782	1,984
Total products	62,291	57,542

Preservation services	20,938	19,671
Total revenues	$83,229	$77,213

Revenues:
US	$41,333	$37,735
International	41,896	39,478
Total revenues	$83,229	$77,213

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues and General, Administrative, and Marketing Expense
In Thousands
(Unaudited)

	Revenues for the Three Months Ended March 31,				Percent Change From Prior Year
	2023	2022
	US GAAP	US GAAP	Exchange rate effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$26,150	$25,506	$(1,238)	$24,268	8%
On-X	17,656	14,371	(146)	14,225	24%
Surgical sealants	16,703	15,681	(286)	15,395	8%
Other	1,782	1,984	(15)	1,969	-9%
Total products	62,291	57,542	(1,685)	55,857	12%

Preservation services	20,938	19,671	(35)	19,636	7%
Total	$83,229	$77,213	$(1,720)	$75,493	10%

	Three Months Ended March 31,
	2023	2022
Reconciliation of G&A expense, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$50,365	$38,955
Business development, integration, and severance expense (income)	4,997	(1,579)
Corporate rebranding expense	149	883
Adjusted G&A, non-GAAP	$45,219	$39,651

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Adjusted EBITDA
In Thousands
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of net loss, GAAP to adjusted EBITDA, non-GAAP:
Net loss, GAAP	$(13,532)	$(3,389)
Adjustments:
Interest expense	6,096	3,948
Depreciation and amortization expense	5,734	5,881
Business development, integration, and severance expense (income)	5,452	(1,579)
Income tax expense	4,613	960
Stock-based compensation expense	3,341	3,166
Corporate rebranding expense	149	883
Interest income	(75)	(16)
(Gain) loss on foreign currency revaluation	(973)	133
Adjusted EBITDA, non-GAAP	$10,805	$9,987

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP:
Loss before income taxes	$(8,919)	$(2,429)
Income tax expense	4,613	960
Net loss	$(13,532)	$(3,389)

Diluted loss per common share	$(0.33)	$(0.08)

Diluted weighted-average common shares outstanding	40,432	39,850

Reconciliation of loss before income taxes, GAAP to adjusted income, non-GAAP:
Loss before income taxes, GAAP:	$(8,919)	$(2,429)
Adjustments:
Business development, integration, and severance expense (income)	5,452	(1,579)
Amortization expense	3,881	4,084
Non-cash interest expense	462	456
Corporate rebranding expense	149	883
Adjusted income before income taxes, non-GAAP	1,025	1,415

Income tax expense calculated at a tax rate of 25%	256	354
Adjusted net income, non-GAAP	$769	$1,061

Reconciliation of diluted loss per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted loss per common share, GAAP:	$(0.33)	$(0.08)
Adjustments:
Effect of 25% tax rate	0.17	0.04
Business development, integration, and severance expense (income)	0.13	(0.04)
Amortization expense	0.10	0.10
Non-cash interest expense	0.01	0.01
Corporate rebranding expense	—	0.02
Tax effect of non-GAAP adjustments	(0.06)	(0.02)
Adjusted diluted income per common share, non-GAAP	$0.02	$0.03

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	40,432	39,850
Adjustments:
Effect of dilutive stock options and awards	418	441
Diluted weighted-average common shares outstanding, non-GAAP	40,850	40,291